Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL FINANCIAL REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

Highlights for the three months ended June 30, 2012:

● Net revenues of $374.4 million.

● Net income of $26.1 million, or $0.42 per diluted share.

● Stockholders' equity totaled $1.4 billion and book value per share was $25.63.

Highlights for the six months ended June 30, 2012:

● Net revenues of $774.7 million increased 7% from the comparable period in 2011.

● Net income of $60.9 million, or $0.97 per diluted share.

ST. LOUIS, August 8, 2012 -Stifel Financial Corp. (NYSE: SF) today reported unaudited net income of $26.1 million, or $0.42 per diluted share, on net revenues of $374.4 million for the three months ended June 30, 2012, compared with net income of $3.4 million, or $0.05 per diluted share1, on net revenues of $358.9 million for the second quarter of 2011.

For the six months ended June 30, 2012, the company reported net income of $60.9 million, or $0.97 per diluted share, on net revenues of $774.7 million, compared with net income of $34.8 million, or $0.55 per diluted share1, on net revenues of $725.5 million during the comparable period in 2011.

 "The operating environment in the second quarter was challenging, especially compared with the strong start to the year. The headwinds in the equity and bond markets, as well as macro economic factors affected the industry, our business and client activity. In the quarter, asset management, investment banking advisory and Stifel Bank performed well, while commissions stabilized, and principal transactions and equity capital raising results were lower," commented Ronald J. Kruszewski, Chairman, President and CEO of Stifel Financial. "Throughout this year, we have continued to grow through investments in selected professionals and certain businesses, namely our fixed income platform. We are well positioned with the scale and expertise to gain market share."

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/12	6/30/11	% Change	3/31/12	% Change	6/30/12	6/30/11	% Change
Net revenues	$374,407	$358,857	4.3	$400,333	(6.5)	$774,740	$725,470	6.8
Net income	$26,136	$3,416	*	$34,773	(24.8)	$60,909	$34,814	75.0
Earnings per share:
Basic	$0.49	$0.06	716.7	$0.65	(24.6)	$1.14	$0.66	72.7
Diluted	$0.42	$0.05	740.0	$0.55	(23.6)	$0.97	$0.55	76.4

Weighted average number of common shares outstanding:
Basic	53,569	52,932	1.2	53,243	0.6	53,406	52,734	1.3
Diluted	62,678	63,245	(0.9)	62,669	-	62,700	63,239	(0.9)

* Percentage not meaningful.

1 Included in the results for the three and six months ended June 30, 2011 were the estimated costs of settlement and litigation-related expenses of $27.9 million after tax, or $0.45 per diluted share, and $29.4 million after tax, or $0.47 per diluted share, respectively, associated with the civil lawsuit and related regulatory investigation in connection with the previously disclosed matter involving five Southeastern Wisconsin school districts and merger-related expenses.

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/12	6/30/11	% Change	3/31/12	% Change	6/30/12	6/30/11	% Change
Net revenues:
Global Wealth Management	$240,029	$225,645	6.4	$248,348	(3.3)	$488,377	$464,091	5.2
Institutional Group	135,297	132,915	1.8	148,504	(8.9)	283,801	259,909	9.2
Other	(919)	297	*	3,481	(126.4)	2,562	1,470	74.3
	$374,407	$358,857	4.3	$400,333	(6.5)	$774,740	$725,470	6.8
Operating contribution:
Global Wealth Management	$61,353	$55,426	10.7	$69,178	(11.3)	$130,531	$116,898	11.7
Institutional Group	17,546	21,951	(20.1)	23,704	(26.0)	41,250	43,344	(4.8)
Other [2]	(35,025)	(73,502)	(52.3)	(33,628)	4.2	(68,653	(105,683)	(35.0)
	$43,874	$3,875	*	$59,254	(26.0)	$103,128	$54,559	89.0

* Percentage not meaningful.

Global Wealth Management

For the quarter ended June 30, 2012, the Global Wealth Management ("GWM") segment generated pre-tax operating income of $61.4 million, compared with $55.4 million in the second quarter of 2011 and $69.2 million in the first quarter of 2012. Net revenues for the quarter were $240.0 million, compared with $225.6 million in the second quarter of 2011, and $248.3 million in the first quarter of 2012. The increase in net revenues over the comparable period in 2011 is primarily attributable to: (1) growth in asset management and service fees as a result of an increase in assets under management and positive gains in market performance; (2) increased net interest revenues as a result of the growth of net interest-earning assets at Stifel Bank; and (3) higher principal transactions revenues, offset by a decrease in commissions revenue. The decrease in net revenues from the first quarter of 2012 was primarily attributable to: (1) a decrease in commissions and principal transactions revenues, as a result of lower trading volumes; and (2) lower sales credits from investment banking underwritings, offset by an increase in asset management and service fees and net interest revenues.

● The Private Client Group reported record net revenues of $221.0 million, a 4% increase compared with the second quarter of 2011 and a 5% decrease compared with the first quarter of 2012.

● Stifel Bank reported net revenues of $19.0 million, a 57% increase compared with the second quarter of 2011 and a 19% increase compared with the first quarter of 2012.

Institutional Group

For the quarter ended June 30, 2012, the Institutional Group segment generated pre-tax operating income of $17.5 million, compared with $22.0 million in the second quarter of 2011 and $23.7 million in the first quarter of 2012. Net revenues for the quarter were $135.3 million, compared with $132.9 million in the second quarter of 2011 and $148.5 million in the first quarter of 2012. The increase in net revenues from the comparable period in 2011 was driven by: (1) an increase in fixed income capital raising revenues; (2) an increase in advisory fees; and (3) higher fixed income institutional brokerage revenues, offset by a decrease in equity capital raising revenues. The decrease in net revenues from the first quarter of 2012 was primarily attributable to: (1) a decrease in institutional brokerage revenues; and (2) lower equity capital raising revenues, partially offset by an increase in advisory fees and fixed income capital raising revenues.

2 Results for the three and six months ended June 30, 2011 include litigation-related charges and merger-related expenses of $45.1 million pre-tax and $47.5 million pre-tax, respectively.

Institutional brokerage revenues were $74.9 million, a 2% increase compared with the second quarter of 2011 and a 16% decrease compared with the first quarter of 2012.

● Equity brokerage revenues were $38.5 million, a 8% decrease compared with the second quarter of 2011 and a 13% decrease compared with the first quarter of 2012.

● Fixed income brokerage revenues were $36.4 million, a 16% increase compared with the second quarter of 2011 and a 20% decrease compared with the first quarter of 2012.

Investment banking revenues were $58.8 million, a 1% increase compared with the second quarter of 2011 and an 2% increase compared with the first quarter of 2012.

● Equity capital raising revenues were $17.7 million, a 37% decrease compared with the second quarter of 2011 and a 44% decrease compared with the first quarter of 2012.

● Fixed income capital raising revenues were $14.5 million, a 181% increase compared with the second quarter of 2011 and an 35% increase compared with the first quarter of 2012.

● Advisory fee revenues were $26.6 million, a 7% increase compared with the second quarter of 2011 and a 71% increase compared with the first quarter of 2012.

Consolidated Compensation and Benefits Expenses

For the quarter ended June 30, 2012, compensation and benefits expenses were $239.4 million, compared with $229.9 million in the second quarter of 2011 and $254.7 million in the first quarter of 2012.

Compensation and benefits as a percentage of net revenues was 64% in the second quarter of 2012, consistent with the second quarter of 2011 and the first quarter of 2012. Transition pay, which primarily consists of amortization of upfront notes, signing bonuses and retention awards, as a percentage of net revenues was 5% in the second quarter of 2012, consistent with the second quarter of 2011 and the first quarter of 2012.

Consolidated Non-Compensation Operating Expenses

For the quarter ended June 30, 2012, non-compensation operating expenses were $91.2 million, compared to $125.0 million in the second quarter of 2011, which included $43.1 million of litigation-related charges and merger-related expenses. Non-compensation operating expenses were $86.4 million in the first quarter of 2012.

Excluding litigation and merger-related expenses in the second quarter of 2011, non-compensation operating expenses increased 11% in the second quarter of 2012 compared with the second quarter of 2011 and increased 6% compared with the first quarter of 2012.

Non-compensation operating expenses as a percentage of net revenues for the quarter ended June 30, 2012 was 24% compared with 35%3 in the second quarter of 2011 and 22% in the first quarter of 2012. The higher ratio in the second quarter of 2012 was driven by the impact of increased non-compensation operating expenses on lower revenues.

Provision for Income Taxes

The effective income tax rate for the quarter ended June 30, 2012 was 40% compared with 12% in the second quarter of 2011 and 41% in the first quarter of 2012.

3 Non-compensation operating expenses for the three months ended June 30, 2011 include litigation-related charges and merger-related expenses.

Statement of Financial Condition (Unaudited)

Total assets increased 36% to $6.1 billion as of June 30, 2012 from $4.5 billion as of June 30, 2011. The increase is primarily attributable to growth of the company's bank subsidiary, which as of June 30, 2012 has grown its assets to $3.1 billion from $1.8 billion as of June 30, 2011. As of June 30, 2012, Stifel Bank's investment portfolio of $1.8 billion has increased 57% from June 30, 2011, with more than 99% of the investment portfolio comprised of investment grade securities, of which more than 69% were Government-Sponsored Enterprise guaranteed MBS or AAA-rated investments. The company's broker-dealer subsidiary's gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions.

Total stockholders' equity as of June 30, 2012 increased $75.4 million, or 6%, to $1.4 billion from $1.3 billion as of June 30, 2011. Book value per share was $25.63 as of June 30, 2012. The company has repurchased $51.2 million, or 1.8 million shares, of its common stock pursuant to existing Board repurchase authorizations since June 30, 2011.

As of June 30, 2012, the company reported total securities owned and investments at fair value of $2.3 billion, which included securities categorized as Level 3 of $256.2 million. The company's Level 3 assets include auction rate securities and private equity and other fixed income securities with fair values of $175.3 million and $80.9 million, respectively, as of June 30, 2012.

Conference Call Information

Stifel Financial Corp. will host its second quarter 2012 financial results conference call on Wednesday, August 8, 2012, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to the company's Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (800) 651-2240 and referencing conference ID #98861040. A live audio webcast of the call, as well as a presentation highlighting the company's results, will be available through the company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Canada Inc. in Canada, and through Stifel Nicolaus Europe Limited in the United Kingdom and Europe. The company's broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel Financial, please visit the company's web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/12	6/30/11	% Change	3/31/12	% Change	6/30/12	6/30/11	% Change
Revenues:
Commissions	$127,427	$138,315	(7.9)	$123,303	3.3	$250,730	$294,101	(14.7)
Principal transactions	91,564	79,741	14.8	116,233	(21.2)	207,797	172,600	20.4
Investment banking	67,363	64,418	4.6	70,438	(4.4)	137,801	105,836	30.2
Asset management and service fees	65,311	56,981	14.6	60,818	7.4	126,129	114,661	10.0
Other income	5,418	4,556	18.9	13,294	(59.2)	18,712	10,812	73.1
Operating revenues	357,083	344,011	3.8	384,086	(7.0)	741,169	698,010	6.2
Interest revenue	27,181	21,229	28.0	25,257	7.6	52,438	40,085	30.8
Total revenues	384,264	365,240	5.2	409,343	(6.1)	793,607	738,095	7.5
Interest expense	9,857	6,383	54.4	9,010	9.4	18,867	12,625	49.4
Net revenues	374,407	358,857	4.3	400,333	(6.5)	774,740	725,470	6.8

Non-interest expenses:
Compensation and benefits	239,374	229,939	4.1	254,704	(6.0)	494,078	461,105	7.2
Occupancy and equipment rental	32,320	29,723	8.7	30,791	5.0	63,111	59,048	6.9
Communications and office supplies	20,797	18,515	12.3	20,373	2.1	41,170	37,360	10.2
Commission and floor brokerage	7,747	6,894	12.4	7,612	1.8	15,359	13,543	13.4
Other operating expenses	30,295	69,911	(56.7)	27,599	9.8	57,894	99,855	(42.0)
Total non-interest expenses	330,533	354,982	(6.9)	341,079	(3.1)	671,612	670,911	0.1

Income before income taxes	43,874	3,875	*	59,254	(26.0)	103,128	54,559	89.0
Provision for income taxes	17,738	459	*	24,481	(27.5)	42,219	19,745	113.8
Net income	$26,136	$3,416	*	$34,773	(24.8)	$60,909	$34,814	75.0

Earnings per share:
Basic	$0.49	$0.06	716.7	$0.65	(24.6)	$1.14	$0.66	72.7
Diluted	$0.42	$0.05	740.0	$0.55	(23.6)	$0.97	$0.55	76.4

Weighted average number of common shares outstanding:
Basic	53,569	52,932	1.2	53,243	0.6	53,406	52,734	1.3
Diluted	62,678	63,245	(0.9)	62,669	-	62,700	63,239	(0.9)

* Percentage not meaningful.

(in thousands, except per share, employee and location amounts)
	6/30/12	6/30/11	% Change	3/31/12	% Change
Statistical Information:
Book value per share	$25.63	$24.50	4.6	$25.07	2.2
Financial advisors [4]	2,028	1,958	3.6	2,016	0.6
Full-time associates	5,196	4,938	5.2	5,138	1.1
Locations	332	314	5.7	326	1.8
Total client assets[5]	$137,985,000	$125,866,000	9.6	$137,888,000	0.1

4 Includes 156, 160 and 155 independent contractors at June 30, 2012 and 2011 and March  31, 2012, respectively.
5 Includes $10.4 billion of FDIC-insured balances as of June 30, 2012. Prior period amounts have been adjusted to include these balances.

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/12	6/30/11	% Change	3/31/12	% Change	6/30/12	6/30/11	% Change
Revenues:
Commissions	$88,423	$93,593	(5.5)	$91,023	(2.9)	$179,446	$195,355	(8.1)
Principal transactions	55,628	51,263	8.5	59,045	(5.8)	114,673	107,426	6.7
Asset management and service fees	65,169	56,817	14.7	60,586	7.6	125,755	114,347	10.0
Net interest	18,233	13,401	36.1	17,647	3.3	35,880	24,570	46.0
Investment banking	8,531	6,411	33.1	12,470	(31.6)	21,001	12,723	65.1
Other income	4,045	4,160	(2.7)	7,577	(46.6)	11,622	9,670	20.2
Net revenues	240,029	225,645	6.4	248,348	(3.3)	488,377	464,091	5.2
Non-interest expenses:
Compensation and benefits	140,984	132,952	6.0	143,757	(1.9)	284,741	275,538	3.3
Non-compensation operating expenses	37,692	37,267	1.1	35,413	6.4	73,105	71,655	2.0
Total non-interest expenses	178,676	170,219	5.0	179,170	(0.3)	357,846	347,193	3.1
Income before income taxes	$61,353	$55,426	10.7	$69,178	(11.3)	$130,531	$116,898	11.7

As a percentage of net revenues:
Compensation and benefits	58.7	58.9		57.9		58.3	59.4
Non-compensation operating expenses	15.7	16.5		14.2		15.0	15.4
Income before income taxes	25.6	24.6		27.9		26.7	25.2

Stifel Bank & Trust (Unaudited)
Key Statistical Information
(in 000s, except percentages)	6/30/12	6/30/11	% Change	3/31/12	% Change
Other information:
Assets	$3,058,971	$1,807,859	69.2	$2,611,828	17.1
Investment securities	1,849,622	1,177,850	57.0	1,673,866	10.5
Retained loans, net	709,079	476,764	48.7	657,081	7.9
Loans held for sale	117,166	55,110	112.6	141,136	(17.0)
Deposits	2,776,684	1,641,079	69.2	2,357,912	17.8

Allowance as a percentage of loans	0.88%	0.68%		0.87%
Non-performing assets as a percentage of total assets	0.08%	0.10%		0.11%

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/12	6/30/11	% Change	3/31/12	% Change	6/30/12	6/30/11	% Change
Revenues:
Commissions	$39,004	$44,721	(12.8)	$32,280	20.8	$71,284	$98,746	(27.8)
Principal transactions	35,936	28,477	26.2	57,188	(37.2)	93,124	65,173	42.9

Capital raising	32,202	33,172	(2.9)	42,363	(24.0)	74,565	59,218	25.9
Advisory fees	26,630	24,835	7.2	15,605	70.7	42,235	33,895	24.6
Investment banking	58,832	58,007	1.4	57,968	1.5	116,800	93,113	25.4
Other [6]	1,525	1,710	(10.8)	1,068	42.8	2,593	2,877	(9.9)
Net revenues	135,297	132,915	1.8	148,504	(8.9)	283,801	259,909	9.2
Non-interest expenses:
Compensation and benefits	84,754	82,006	3.4	94,024	(9.9)	178,778	159,193	12.3
Non-compensation operating expenses	32,997	28,958	14.0	30,776	7.2	63,773	57,372	11.2
Total non-interest expenses	117,751	110,964	6.1	124,800	(5.6)	242,551	216,565	12.0
Income before income taxes	$17,546	$21,951	(20.1)	$23,704	(26.0)	$41,250	$43,344	(4.8)

As a percentage of net revenues:
Compensation and benefits	62.6	61.7		63.3		63.0	61.2
Non-compensation operating expenses	24.4	21.8		20.7		22.5	22.1
Income before income taxes	13.0	16.5		16.0		14.5	16.7

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/12	6/30/11	% Change	3/31/12	% Change	6/30/12	6/30/11	% Change
Institutional brokerage:
Equity	$38,466	$41,695	(7.7)	$44,172	(12.9)	$82,638	$94,093	(12.2)
Fixed income	36,474	31,503	15.8	45,296	(19.5)	81,770	69,826	17.1
Institutional brokerage	74,940	73,198	2.4	89,468	(16.2)	164,408	163,919	0.3

Investment banking:
Capital raising:
Equity	17,651	27,999	(37.0)	31,550	(44.1)	49,201	51,004	(3.5)
Fixed income	14,551	5,173	181.3	10,813	34.6	25,364	8,214	208.8
Capital raising	32,202	33,172	(2.9)	42,363	(24.0)	74,565	59,218	25.9
Advisory fees:	26,630	24,835	7.2	15,605	70.7	42,235	33,895	24.6
Investment banking	$58,832	$58,007	1.4	$57,968	1.5	$116,800	$93,113	25.4

Investor Relations Contact

Sarah Anderson, (415) 364-2500, investorrelations@stifel.com

6 Includes net interest and other income.